UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2012

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

STATE OF WASHINGTON	000-16718	91-1366564
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 STEWART STREET, SUITE 700, SEATTLE, WASHINGTON		98101
(Address of principal executive offices)		(Zip Code)

(206) 621-1351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION TO A VOTE OF SECURITY HOLDERS

On April 17, 2012, Northland Cable Properties Seven Limited Partnership (the “NCP-Seven”) held a Special Meeting of Limited Partners (the “Special Meeting”). As of February 10, 2012, the record date for the Special Meeting, there were approximately 49,656 units of limited partnership interest outstanding and entitled to vote at the Special Meeting, and a total of 36,165.8977 (or approximately 73%) of the Company’s units of limited partnership interests outstanding and entitled to be voted at the Special Meeting were represented in person or by proxy at the Special Meeting.

Set forth below is the proposal on which the Company’s limited partners voted at the Special Meeting and the final voting results from the Special Meeting:

Proposal:

To authorize NCP-Seven and its managing general partner to sell one or more of NCP-Seven’s cable systems up to and including the sale of substantially all of NCP-Seven’s assets for cash in the aggregate amount of $17,300,000, subject to adjustment as provided in each of the respective asset purchase agreements, to the following purchasers: Northland Cable Television Inc., an affiliate of the managing general partner of NCP-Seven, Charter Communications, LLC, a Delaware limited liability company, and TruVista Communications of Georgia, LLC, a Georgia limited liability company, as described in NCP-Seven’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 16, 2012, and to take any and all steps necessary to complete such sale.

Approve	Disapprove	Abstain
33,728.9044	1,940.993	496

The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northland Cable Properties Seven Limited Partnership

By:	Northland Communications
Corporation (Managing General Partner)

Dated: April 20, 2012	By:	/s/ GARY S. JONES
Name: Gary S. Jones
Title: President

Dated: April 20, 2012	By:	/s/ RICHARD I. CLARK
Name: Richard I. Clark
Title: Executive Vice President,
Treasurer and Assistant Secretary